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                                   Exhibit 2.3

            ARTICLES OF MERGER: Change of Situs from Texas to Nevada

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                      ARTICLES OF MERGER and SHARE EXCHANGE
                                    BY WHICH

                       Professional Recovery Systems, Inc.
                              (A TEXAS CORPORATION)

                    SHALL MERGE INTO AND EXCHANGE SHARES WITH

                       Professional Recovery Systems, Ltd.
                             (a Nevada corporation)


First, the Plan of Reorganization and Merger:

(1) That certain PLAN OF REORGANIZATION AND MERGER, dated January 23, 1998, is attached hereto and incorporated herein by this reference as though fully set forth herein.

Second, information re Shareholder Action:

(2) Shareholder Action is not required, for the reason that the former shareholders and the resulting shareholders are the same without dilution or change, and that the exchange of shares is in effect merely an exchange of situs. (Nevada: NRS 78.454)(Texas: TxBusCop Act Art 5.03).

Third, Corporate Authority:

(3) The PLAN OF REORGANIZATION AND MERGER and the performance of the terms of the PLAN OF REORGANIZATION AND MERGER, by the each and all of the parties and entities mentioned in the PLAN OF REORGANIZATION AND MERGER were duly authorized by all action required by the laws under which each was incorporated or organized and by its constituent documents, to which representation each of the undersigned duly certifies and attests.

Fourth, Effective Date:

(4) The exchange shall become effective at the earliest date provided or allowed by law, and not later than certification by each applicable State Official of that this document has been accepted for filing and filed.

Fifth Signing:

(5) These Articles of Exchange are signed by the duly authorized Officers of the each applicable entity as follows:

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK
                SIGNATURES APPEAR ON THE FOLLOWING PAGE OR PAGES



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ARTICLES OF EXCHANGE   Page 32
Professional Recovery Systems, Inc. and
Professional Recovery Systems, Ltd.



     Now, therefore these ARTICLES OF MERGER AND SHARE EXCHANGE are executed by the sole remaining Officer of both companies.


Professional Recovery                        Professional Recovery
Systems, Inc.                                Systems, Ltd.
(A TEXAS CORPORATION)                        (a Nevada corporation)

by                                           by








J. Dan Sifford                                              J. Dan Sifford
---------------------------                  -----------------------------
J. Dan Sifford                                              J. Dan Sifford
 PRESIDENT/SECRETARY                                   PRESIDENT/SECRETARY


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ARTICLES OF EXCHANGE   Page 33
Professional Recovery Systems, Inc. and
Professional Recovery Systems, Ltd.


                        Plan of Reorganization and Merger


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ARTICLES OF EXCHANGE   Page 34
Professional Recovery Systems, Inc. and
Professional Recovery Systems, Ltd.




                        PLAN OF REORGANIZATION AND MERGER

                                    BY WHICH
                       Professional Recovery Systems, Inc.
                              (A TEXAS CORPORATION)
                           SHALL MERGE INTO AND BECOME
                       Professional Recovery Systems, Ltd.
                             (A NEVADA CORPORATION)

This Plan of Reorganization is made effective and dated this day of January 23, 1998, by and between the above referenced corporations, sometimes referred to herein as "the Public Company" and "the Private Company", respectively.

                            I. THE INTERESTED PARTIES

     A. The Parties this Agreement

1. PROFESSIONAL RECOVERY SYSTEMS, INC. ("the Public Company") is a Texas Corporation.

2. PROFESSIONAL RECOVERY SYSTEMS, LTD. ("the Private Company") is a Nevada Corporation.

                                  II. RECITALS

     A. The Capital of the Parties:

1. THE CAPITAL OF THE PUBLIC COMPANY consists of 50,000,000 shares of common voting stock of $.001 par value authorized, of which 2,216,000 shares are issued and outstanding.

2. THE CAPITAL OF THE PRIVATE COMPANY consisted of 50,000,000 shares of common voting stock of $.001 par value authorized, of which no shares have been or are issued or outstanding.

     B. The Background for the Reorganization: The Public Company desires to locate its Corporate Situs in Nevada, for the reason that its principal offices and principal place of business is located in the western United States.

     C.  THE  BOARDS  OF  DIRECTORS  of  both  Corporations   respectively  have
determined that it is advisable and in the best interests of each of them and both of


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ARTICLES OF EXCHANGE   Page 35
Professional Recovery Systems, Inc. and
Professional Recovery Systems, Ltd.


them that they merge with and into the Nevada Corporation, in order to change the domicile of the resulting Company to Nevada in accordance with IRC ss. 368(a)(1)(F), to change the name of the resulting and surviving Nevada Company, and to retain the operational history and continuity of the Public Texas Company, its Tax ID Number, its SEC Number and other identification numbers and filing statuses as may be permissible by law, subject to such reporting and qualifying provisions as the law may require.

     D. THE SHAREHOLDERS of The Public Company and the Incorporator and Initial Directors of the Nevada Company, no stock having been issued, respectively, have duly approved this merger and this Plan of Reorganization, each in the manner provided by the laws of its own State or Territory, and its Constituent Documents.

                           III. PLAN OF REORGANIZATION

     A. Reorganization and Merger: The Public Company (Texas) and the Private Company (Nevada) are hereby reorganized and the Public Texas company is hereby merged with and into the Private Nevada company

1. THE PUBLIC COMPANY: The former Professional Recovery Systems, Inc., of Texas will become and thereafter be Professional Recovery Systems, Ltd., of Nevada. The Public Company will retain its corporate personality and status, and will continue its corporate existence uninterrupted, in and through, and only in and through the Nevada Corporation.

2. THE PRIVATE COMPANY: The new private Company, formed or being formed in Nevada, shall become and thereafter be the successor public Nevada corporation.

     B. Effective Date: This Plan of Reorganization shall become effective immediately approval and adoption by Corporate parties hereto, in the manner provided by the law of its place of incorporation and its constituent corporate documents, the time of such effectiveness being called the effective date hereof.

     C. Surviving Corporation: The Nevada Company, shall survive the merger herein contemplated and shall continue to be governed by the laws of Nevada, and the separate corporate existence of the Texas Company shall cease forthwith upon the effective date hereof.

     Rights of Dissenting Shareholders: the Nevada corporation is the entity responsible for the rights of dissenting shareholders whether pursuant to the laws of Texas, of Nevada or otherwise.



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ARTICLES OF EXCHANGE   Page 36
Professional Recovery Systems, Inc. and
Professional Recovery Systems, Ltd.


     a. Service of Process in Texas: the Resulting Company may be served with process in Texas in any proceeding for the enforcement of the rights of a dissenting shareholder, if any, pursuant to any extent required by the laws thereof. The President of the Nevada corporation hereby irrevocably appoints the Secretary of State of Texas as agent to accept service of process for the Nevada Company with respect to any such proceeding to the extent required by the laws thereof.

     b. Agent for Mailing Process to the Nevada Company: the Nevada Company hereby further complies with the laws of Texas by designating a person to whom process served upon the Secretary of that State may be forwarded and mailed: Karl Rodriguez, Corporate Counsel, 34700 Pacific Coast Highway, Suite 303, Capistrano Beach CA 92624.

     D. SURVIVING ARTICLES OF INCORPORATION: the Articles of Incorporation of the Nevada Company as filed and/or last amended shall be the Articles of Incorporation of the surviving Nevada Company following the effective date hereof unless and until such Articles be amended in accordance with the laws of Nevada.

     E. SURVIVING BY-LAWS: the By-Laws of the Nevada Company shall remain the By-Laws of the Surviving Nevada Company until and unless they be amended in accordance with the laws of Nevada.

     F. Conversion of Outstanding Stock: Forthwith upon the effective date hereof, each and every issued and outstanding share of Professional Recovery Systems, Inc. common voting stock shall be converted into one share of the Professional Recovery Systems, Ltd. The holders of certificates representing shares of the Public Company may surrender them to the transfer agent for common stock of the Resulting Company.

     G. Further Assurance, Good Faith and Fair Dealing: the Directors of each Company shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and to do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and good faith with each other and each others shareholders.




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ARTICLES OF EXCHANGE   Page 37
Professional Recovery Systems, Inc. and
Professional Recovery Systems, Ltd.



     THIS REORGANIZATION AGREEMENT is executed on behalf of each Company by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.


Professional Recovery Systems, Inc.          Professional Recovery Systems, Ltd.
                                       by



      /s/ J. Dan Sifford, Jr.                       /s/ J. Dan Sifford, Jr.
------------------------------------         -----------------------------------
J. Dan Sifford, Jr., President                       J. Dan Sifford, Jr.,
President